Exhibit 32.1.3

CERTIFICATION

I, James K. Sanders, principal financial officer of Hawker Beechcraft Acquisition Company, LLC (the “Company”), hereby certify that, based on my knowledge:

(1)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James K. Sanders
James K. Sanders, Vice President and Chief Financial Officer (Principal Financial Officer)

August 5, 2008